Exhibit 99.1
LULULEMON ATHLETICA INC. RAISES GUIDANCE FOR FOURTH QUARTER OF FISCAL 2010
Vancouver, Canada — January 11, 2011 — lululemon athletica inc. [NASDAQ: LULU; TSX: LLL] today announced that the Company is raising its guidance for the fourth quarter of fiscal 2010 ending January 30, 2011.
For the fourth quarter of fiscal 2010, the Company now expects diluted earnings per share to be in the range of $0.55 to $0.57 as compared to its previous guidance range for diluted earnings per share of $0.46 to $0.48. The Company’s improved guidance reflects stronger than anticipated net revenues for the quarter.
The Company now expects net revenue to be in the range of $237 million to $239 million for the fourth quarter of fiscal 2010. This compares to the Company’s previous guidance of net revenue in the range of $210 million to $215 million for the quarter, and compares to net revenue of $161 million for the fourth quarter of fiscal 2009. Comparable-store sales for the fourth quarter of fiscal 2010 are expected to reflect a mid- to upper-twenties percentage increase on a constant-dollar basis. This compares to the Company’s previous guidance of high teens comparable-store sales for the fourth quarter of fiscal 2010.
Christine Day, lululemon’s CEO stated: “We are wrapping up another record year for lululemon, one in which we were able to drive strong earnings growth due to exceptional results across our retail and e-commerce channels. In 2010, we were able to strengthen our brand awareness while making key investments for the future. We will be chasing inventory for the remainder of the fourth quarter and into the spring season, and in the near term will be focused once again on matching supply with demand. For fiscal 2011, our plans remain to open 20-25 stores while making key strategic investments to support our long term growth trajectory.”
The Company has also announced that management will be presenting at the ICR XChange Conference on Wednesday, January 12, 2011 in Dana Point, California. See separate release for webcast information.
The Company is providing this information in light of the significant expected outperformance of its original fourth quarter guidance provided in conjunction with the announcement of the Company’s third quarter results on December 9, 2010. Investors should not expect the Company to provide regular interim quarterly updates of guidance or outlook information in advance of quarterly earnings announcement dates.
About lululemon athletica inc.
lululemon athletica (NASDAQ:LULU; TSX:LLL) is a yoga-inspired athletic apparel company that creates components for people to live longer, healthier and more fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Non-GAAP Financial Measure
Constant-dollar net revenue changes, which exclude the impact of changes in foreign exchange rates, is not a United States Generally Accepted Accounting Principle (“GAAP”) performance measure. We provide constant-dollar net revenue changes because we use the measure to understand the underlying growth rate of revenue excluding the impact on a quarter-by-quarter basis of changes in foreign exchange rates, which are not under management’s direct control. We believe that disclosing net revenue changes on a constant-dollar basis is useful to investors because it enables them to better understand the level of growth of our business.

Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “outlook,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the possibility that we may not be able to manage operations at our current size or manage growth effectively; risks that consumer spending may continue to decline and that U.S. and global macroeconomic conditions may worsen; the possibility that levels of comparable-store sales or average sales per square foot will decline; the possibility that we may not be able to successfully expand in the United States and other new markets; increased competition causing us to reduce the prices of our products or to increase significantly our marketing efforts in order to avoid losing market share; the possibility that we may not be able to continually innovate and provide our consumers with improved products; the possibility that our suppliers or manufacturers may not produce or deliver our products in a timely or cost-effective manner; and other risk factors detailed in our Annual Report on
Form 10-K for the fiscal year ended January 31, 2010 filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Contacts:
Investor Contact:
Joseph Teklits/Jean Fontana
ICR, Inc
203-682-8200
Media Contact:
Alecia Pulman
ICR, Inc
203-682-8224